EXHIBIT 99.6

Talon Therapeutics, Inc.
7000 Shoreline Court, Suite 370
South San Francisco, CA 94080

February 2, 2011

Warburg Pincus Private Equity X, L.P.
Warburg Pincus X Partners, L.P.
c/o Warburg Pincus & Co.
450 Lexington Avenue
New York, NY  10017
Attn:  Jonathan S. Leff

Deerfield Private Design Fund, L.P.
Deerfield Private Design International, L.P.
Deerfield Special Situation Fund, L.P.
Deerfield Special Situations Fund International Limited
c/o Deerfield Management Company, L.P. Series C
780 Third Avenue, 37th Floor
New York, NY  10017
Attn: James E. Flynn

Gentlemen:

Reference is made to: (i) the Investment Agreement dated as of June 7, 2010, by and among Talon Therapeutics, Inc., f/k/a Hana Biosciences, Inc. (the “Company”), the WP Purchasers and the Deerfield Purchasers (the “Investment Agreement”); and (ii) the Corrected Certificate of Designation of Series A-1 Convertible Preferred Stock of the Company, as filed with the Delaware Secretary of State on June 10, 2010 (the “Series A-1 Certificate”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Investment Agreement.

This shall confirm the parties’ understanding that, notwithstanding anything to the contrary contained in Annex II of the Series A-1 Certificate, with respect to the period beginning on June 7, 2010 and ending on September 9, 2010 only, there shall not be any accretion pursuant to the first sentence of Section 3(a) of Annex II of the Series A-1 Certificate on the First Tranche Shares.  For the avoidance of doubt, any accretion pursuant to the terms of the Series A-1 Certificate with respect to any shares of Series A-1 Preferred from and after September 10, 2010 shall not be waived, amended or changed in any way by this letter agreement.

This also confirms that the Company has satisfied all accretion on the First Tranche Shares as provided in Section 3(a) of Annex I of the Series A-1 Certificate for the period commencing June 7, 2010 and ending September 9, 2010, by the issuance of the Additional Series A-1 Preferred Shares.

Kindly confirm your agreement to the foregoing by countersigning this letter in the appropriate space on the following pages and returning a fully-signed copy of this letter to my attention.

TALON THERAPEUTICS, INC.

By:   /s/ Steven R. Deitcher, M.D.
Steven R. Deitcher, M.D.
President & Chief Executive Officer

February 2, 2011
Page of 2 of 3

By signing below, each of the undersigned Purchasers hereby confirm and acknowledges its consent and agreement to the foregoing as of the dates indicated below:

WARBURG PINCUS PRIVATE EQUITY X, L.P.
By: Warburg Pincus X L.P., its General Partner
      By: Warburg Pincus X LLC, its General Partner
               By: Warburg Pincus Partners LLC, its Sole Member
                     By: Warburg Pincus & Co., its Managing Member

By:           /s/ Jonathan S. Leff
      Name:  Jonathan S. Leff
      Title:    Partner

Dated: February 2, 2011

WARBURG PINCUS X PARTNERS, L.P.
By: Warburg Pincus X L.P., its General Partner
      By: Warburg Pincus X LLC, its General Partner
               By: Warburg Pincus Partners LLC, its Sole Member
                     By: Warburg Pincus & Co., its Managing Member

By:           /s/ Jonathan S. Leff
      Name:  Jonathan S. Leff
      Title:    Partner

Dated: February 2, 2011

Signatures continue

February 2, 2011
Page of 3 of 3

DEERFIELD SPECIAL SITUATION FUND, L.P.
By:  Deerfield Capital, L.P., General Partner
      By:  J.E. Flynn Capital, LLC, General Partner

By:           /s/ James E. Flynn
       Name: James E. Flynn
       Title: President

Dated: February 3, 2011

DEERFIELD SPECIAL SITUATIONS FUND INTERNATIONAL LIMITED By: /s/ James E. Flynn Name: James E. Flynn Title: Director Dated: February 3, 2011
DEERFIELD PRIVATE DESIGN FUND, L.P.
By:  Deerfield Capital, L.P., General Partner
      By:  J.E. Flynn Capital, LLC, General Partner

By:           /s/ James E. Flynn
       Name: James E. Flynn
       Title: President

Dated: February 3, 2011

DEERFIELD PRIVATE DESIGN INTERNATIONAL, L.P.
By:  Deerfield Capital, L.P., General Partner
      By:  J.E. Flynn Capital, LLC, General Partner

By:           /s/ James E. Flynn
       Name: James E. Flynn
       Title: Director

Dated: February 3, 2011